UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2004

3CI COMPLETE COMPLIANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11097	76-0351992
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1517 W. North Carrier Parkway, Suite 104 Grand Prairie, Texas	75050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (972) 375-0006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

As previously reported, on January 8, 2004, the Board of Directors of 3CI Complete Compliance Corporation (the “Company”) authorized a Special Committee of the Board of Directors to, among other things, make all inquiries, conduct all investigations, gather all information and make or approve all decisions of the Company related to Robb et al. v. Stericycle, Inc. (the “Louisiana Suit”), a lawsuit filed by Larry F. Robb, individually, on behalf of a class of the Company’s minority stockholders, and derivatively on behalf of the Company (the “Plaintiffs”), in the First Judicial District Court, Caddo Parish, Louisiana (the “Court”).  In the Louisiana Suit, the Plaintiffs assert  numerous claims of minority stockholder oppression, breach of fiduciary duty and unjust enrichment against (i) Stericycle, Inc. (“Stericycle”), which owns directly and indirectly through its wholly-owned subsidiary, Waste Systems, Inc. (“WSI”), 67.5% of the Company’s outstanding Common Stock and 100% of its outstanding Preferred Stock, (ii) the four affiliates of Stericycle who are or were directors of the Company (the “Stericycle Affiliates”), and (iii) Otley L. Smith III, the Company’s President and Chief Executive Officer.  The Special Committee is comprised of Stephen B. Koenigsberg and Kevin J. McManus, who are the independent and disinterested directors on the Company’s Board of Directors, not affiliated with Stericycle or WSI.

After conducting an investigation into the facts, arguments and other matters that in its view are related to the issues raised in the Louisiana Suit, the Special Committee has determined that the claims against Stericycle, WSI and the Stericycle Affiliates in the Louisiana Suit have merit and warrant prosecution by the Company.

On December 10, 2004, the Company, at the direction of the Special Committee, and the Plaintiffs filed a motion (the “Joint Motion for Leave”) with the Court seeking leave to file a joint petition (the “Joint Petition”).  If the Court grants such leave, the Joint Petition will amend and supersede the Plaintiffs’ First Amended Petition filed with the Court on October 27, 2003.  Pursuant to the Joint Petition (i) the Company has realigned itself as a plaintiff in the Louisiana Suit and joins on its own behalf in the prosecution of the claims asserted by the Plaintiffs in the Louisiana Suit against Stericycle, WSI and the Stericycle Affiliates, and (ii) Otley L. Smith III, the Company’s President and Chief Executive Officer, previously named as a defendant in the Louisiana Suit, has been non-suited.  The Joint Motion for Leave, attached to which is the Joint Petition, is attached hereto as Exhibit 99.1.  The Company intends to vigorously prosecute the claims set forth in the Joint Petition.

In order to avoid any potential for confusion and conflict that may arise if the Company and the Plaintiffs separately prosecute such claims against Stericycle, WSI and the Stericycle Affiliates, the Company, at the direction of the Special Committee, entered into the Agreement for Joint Prosecution by and among the Company, the Plaintiffs and The Wynne Law Firm, legal counsel to the Plaintiffs in the Louisiana Suit (the “Joint Prosecution Agreement”).

Pursuant to the Joint Prosecution Agreement, the Company and the Plaintiffs have agreed to jointly prosecute the claims asserted in the Louisiana Suit against Stericycle, WSI and the Stericycle Affiliates and to seek monetary damages and equitable remedies on behalf of both the Company and the Plaintiffs.  The Joint Prosecution Agreement provides that two-thirds of all services performed in jointly prosecuting these claims will be performed by the Plaintiffs and/or The Wynne Law Firm and one-third of such services will be performed by the Company.  In addition, the Joint Prosecution Agreement provides that two-thirds of any monetary recoveries (as defined in the Joint Prosecution Agreement) received by the Company and/or the Plaintiffs that are related to, or arise out of, the claims asserted in the Louisiana Suit will be allocated to the Plaintiffs and one-third of any monetary recoveries will be allocated to the Company.  Pursuant to the Joint Prosecution Agreement, none of the Company (directly or through its counsel), the Plaintiffs or The Wynne Law Firm may propose, accept or authorize a settlement or compromise of any or all of the claims asserted in the Louisiana Suit without the prior written consent of the other parties.

The Joint Prosecution Agreement will become effective on the date that all of the following have occurred: (i) the Court certifies the Plaintiffs’ claims as a class action; (ii) the Court approves the Joint Prosecution Agreement; and (iii) the Court approves The Wynne Law Firm as counsel to the Plaintiffs.  The Company or the Plaintiffs may terminate the Joint Prosecution Agreement at any time if a material disagreement arises between the Company and the Plaintiffs with respect to the claims asserted in the Louisiana Suit, or if either party in good faith believes that its or their best interests would conflict if the parties continued to jointly prosecute all or any of the claims.  Notwithstanding the termination of the Joint Prosecution Agreement, the Company’s and the Plaintiffs’ obligation pursuant to the Joint Prosecution Agreement to share in any monetary recoveries received shall continue in full force and effect.  The Joint Prosecution Agreement is attached hereto as Exhibit 10.13.

The Special Committee has been informed that the Stericycle Affiliates strongly disagree with the claims stated in the Joint Petition and that they believe such claims constitute a repetition of claims previously made by the Plaintiffs in the Louisiana Suit and are now, as when originally made, without factual or legal basis.  The Stericycle Affiliates have informed the Special Committee that they believe they have fulfilled all of their duties as directors and will vigorously defend the claims against them.

Item 9.01   Financial Statements and Exhibits

                (a)           Financial statements of businesses acquired:  Not applicable.

                (b)           Pro forma financial information:  Not applicable.

                (c)           Exhibits:

10.13	—	Agreement for Joint Prosecution, dated as of October 8, 2004.

99.1	—

Plaintiffs’ and 3CI’s Joint Motion for Leave to File Plaintiffs' and 3CI's Joint Petition, filed in Robb et al. v. Stericycle, Inc. with the First Judicial District Court, Caddo Parish, Louisiana on December 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2004	3CI COMPLETE COMPLIANCE CORPORATION

	By:	/s/ Stephen B. Koenigsberg
Stephen B. Koenigsberg
Director and Chairman of the Special Committee of the Board of Directors

EXHIBIT INDEX

Exhibit	Description
10.13	Agreement for Joint Prosecution, dated as of October 8, 2004.

99.1

Plaintiffs’ and 3CI’s Joint Motion for Leave to File Plaintiffs' and 3CI's Joint Petition, filed in Robb et al. v. Stericycle, Inc. in the First Judicial District Court, Caddo Parish, Louisiana on December 10, 2004.